Exhibit 99.1

NextGen Healthcare Enters into Definitive Agreement to Be Acquired by Thoma Bravo

NextGen Healthcare Shareholders to Receive $23.95 Per Share in Cash, a 46.4% Premium to Unaffected Stock Price

Transaction to Accelerate NextGen Healthcare’s Growth and Innovation as the Trusted Advisor to Healthcare Providers

REMOTE-FIRST COMPANY/NEW YORK – September 6, 2023 – NextGen Healthcare, Inc. (Nasdaq: NXGN) (“NextGen Healthcare” or the “Company”), a leading provider of innovative, cloud-based healthcare technology solutions, today announced that it has entered into a definitive agreement to be acquired by Thoma Bravo, a leading software investment firm. Upon completion of the transaction, NextGen Healthcare will become a privately held company.

Under the terms of the agreement, NextGen Healthcare shareholders will receive $23.95 per share in cash. The per share purchase price represents a 46.4% premium to the Company’s unaffected closing stock price on August 22 (the last trading day prior to published market speculation regarding a potential transaction involving the Company) and a 39.2% premium to the 30-day volume-weighted average price for the period ending September 1.

“Under the terms of the agreement, NextGen Healthcare shareholders will receive significant immediate cash value for their shares. In addition, with Thoma Bravo as a partner, the Company will benefit from increased capital, expertise and strategic flexibility to accelerate the Company’s leadership in providing healthcare technology solutions,” said David Sides, President and Chief Executive Officer of NextGen Healthcare. “Thoma Bravo has a 20+ year record of investing in premier companies in the software and technology sectors. We look forward to joining forces to deliver on our mission of Better Healthcare Outcomes for All.”

Jeffrey H. Margolis, Chair of the NextGen Healthcare Board of Directors, added “The agreement with Thoma Bravo validates NextGen Healthcare’s substantial strength and follows interest in the Company by many parties. It is the result of a deliberate process to maximize shareholder value and best position NextGen Healthcare for continued growth and success. The agreement delivers significant cash value to our shareholders and creates exciting opportunities for NextGen Healthcare’s employees and clients.”

“NextGen Healthcare’s mission-critical EMR software and surround solutions are the backbone of ambulatory practices across the United States,” said A.J. Rohde, a Senior Partner at Thoma Bravo. “We are so proud to be working with NextGen Healthcare in its next phase as a private company and look forward to continued product innovation to better support NextGen Healthcare’s thousands of highly-valued customers.”

“We have followed NextGen Healthcare’s impressive business transformation for many years and are excited to apply Thoma Bravo’s strategic and operational expertise to drive continued growth and innovation,” said Peter Hernandez, a Vice President at Thoma Bravo. “We look forward to partnering with the NextGen Healthcare team to further accelerate product investments to better support the increasingly complex needs of ambulatory providers and ultimately improve patient outcomes.”

Transaction Details

The transaction, which was approved unanimously by the NextGen Healthcare Board of Directors, is expected to close in the fourth calendar quarter of 2023, subject to customary closing conditions, including approval by NextGen Healthcare shareholders and the receipt of required regulatory approvals. The transaction is not subject to a financing condition.

Upon completion of the transaction, NextGen Healthcare’s common stock will no longer be listed on any public stock exchange.

Advisors

Morgan Stanley & Co. LLC is acting as financial advisor to NextGen Healthcare, and Latham & Watkins LLP is acting as legal advisor.

William Blair & Company is acting as financial advisor to Thoma Bravo, and Goodwin Procter LLP is acting as legal advisor.

About NextGen Healthcare, Inc.

NextGen Healthcare, Inc. (Nasdaq: NXGN) is a leading provider of innovative healthcare technology solutions. We are reimagining ambulatory healthcare with award-winning solutions that enable high-performing practices to create healthier communities. We partner with medical, behavioral and oral health providers in their journey toward whole person health and value-based care. Our highly integrated, intelligent and interoperable solutions go beyond EHR and Practice Management to increase clinical quality and productivity, enrich the patient experience and drive superior financial performance. We are on a quest to achieve better healthcare outcomes for all. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube, and Instagram.

About Thoma Bravo

Thoma Bravo is one of the largest software investors in the world, with more than US$131 billion in assets under management as of June 30, 2023. Through its private equity, growth equity and credit strategies, the firm invests in growth-oriented, innovative companies operating in the software and technology sectors. Leveraging Thoma Bravo’s deep sector expertise and strategic and operational capabilities, the firm collaborates with its portfolio companies to implement operating best practices and drive growth initiatives. Over the past 20 years, the firm has acquired or invested in more than 440 companies representing over US$250 billion in enterprise value (including control and non-control investments). The firm has offices in Chicago, London, Miami, New York and San Francisco. For more information, visit Thoma Bravo’s website at thomabravo.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding the consummation of the proposed merger between the Company and affiliates of Thoma Bravo (the “Merger”). These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed Merger and the possibility that various closing conditions for the proposed Merger may not be satisfied or waived, and the ability to realize the benefits expected from the proposed Merger. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. For additional information regarding forward-looking statements, please refer to discussions under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in our most recent Annual Report on Form 10-K and in our other reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s SEC filings are available on the Investor Relations section of our website at https://investor.nextgen.com and on the SEC’s website at www.sec.gov.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed Merger may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Company or the expected benefits of the proposed Merger or that the approval of the Company’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed Merger; (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed Merger, including in circumstances which would require the Company to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the proposed Merger on the Company’s ability to retain and hire key personnel, or its operating results and business generally; (vii) significant transaction costs associated with the Merger; (viii) potential litigation relating to the Merger; (ix) the risk that disruptions from the Merger will harm the Company’s business, including current plans and operations; (x) legislative, regulatory and economic developments affecting the Company’s business; and (xi) general economic and market developments and conditions; (xii) the evolving legal, regulatory and tax regimes under which the Company operates; and (xiii) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance.

Additional Information

This press release may be deemed solicitation material in respect of the proposed acquisition of the Company. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed Merger. The Company expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed Merger. Investors of the Company are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about the Company and the proposed Merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov and at the Company’s website at https://www.nextgen.com.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed Merger will be set forth in the Company’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed Merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed Merger.

NextGen Healthcare Contacts

Media Relations

Tami Andrade

+1.949.237.6083

tandrade@nextgen.com

Investor Relations

James Hammerschmidt

+1.949.237.6112

jhammerschmidt@nextgen.com

Thoma Bravo Contacts

For Thoma Bravo

Megan Frank

+1.212.731.4778

mfrank@thomabravo.com

or

FGS Global

Liz Micci / Abigail Farr

Liz.Micci@fgsglobal.com / Abigail.Farr@fgsglobal.com

+1.347.675.2883 / +1.646.957.2067